UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

                Date of Report (Date of earliest event reported):
                -------------------------------------------------
                        March 31, 2005 (March 24, 2005)


Commission file number: 0-22773


                            NETSOL TECHNOLOGIES, INC.
                            -------------------------
        (Exact name of small business issuer as specified in its charter)

            NEVADA                                         95-4627685
            ------                                         ----------
(State or other Jurisdiction of                       (I.R.S. Employer NO.)
Incorporation or Organization)


              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
                         -------------------------------
           (Issuer's telephone/facsimile numbers, including area code)


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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Internal Review.

In reviewing comments received from the Securities Exchange Commission to the annual report filed on Form 10-KSB for the period ending June 30, 2005 and our quarterly reports on Form 10-QSB for the periods ended September 30, 2005, December 31, 2005, NetSol Technologies, Inc. (the "Company") management determined that the financial statements contained errors which required a restatement of the financial statements for those periods. The need for the restatement was determined on or about March 23, 2005.

The conclusion that the previously financial statements must be restated is based on the determination of management that certain items had not been accounted for properly. Specifically, for the period ended June 30, 2004, the amount of impairment of goodwill was over-recorded and classified as amortization expense and the expense due to issuance of warrants in connection with the PIPE financing was recorded as finance charges instead of charging it against the gross proceeds of the private placement.

The restatement of the Balance Sheet for the fiscal year ended June 30, 2004 increased Net Shareholder's Equity from $7.1 million to $7.4 million. The restatement of the Statement of Operations reduced the net loss to approximately $2.5 million, or a net loss per share of $0.32 versus the previously stated net loss of approximately $3 million, or a net loss per share of $0.38.

Subsequent to the issuance of the Company's financial statements for the three months ended September 30, 2004 and 2003, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense.

Subsequent to the issuance of the Company's financial statements for the six months ended December 31, 2004 and 2003, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense.

The restatement of the Balance Sheet for the first six months of fiscal 2005 ended December 31, 2004 increased the Net Shareholders Equity from $10.6 million to $11.0 million. The restatement of the Statement of Operations increased net income to $ 294,024, or basic net income per share of $0.03 versus previously stated net income of approximately $78,692, or basic net income per share of $0.01.

The Chief Financial Officer, after consultation with the audit committee, has discussed the matters disclosed in this Current Report on Form 8-K with Kabani & Company, Certified Public Accountants. The following previously issued audit report, and interim reviews related to the previously issued financial statements and quarterly reports have been restated and, the restated information is contained in the following forms filed with the Securities Exchange Commission: the 10-KSB/A filed on March 24, 2005; the 10-QSB/A for the period ended September 30, 2005 filed on March 24, 2005; and, the 10-QSB/A for the period ended December 31, 2005.

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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date: March 31, 2005                  /s/ Naeem Ghauri
                                     -----------------------------------------
                                          NAEEM GHAURI
                                          Chief Executive Officer


Date: March 31, 2005                  /s/ Najeeb Ghauri
                                     -----------------------------------------
                                          NAJEEB GHAURI
                                          Chief Financial Officer and Chairman


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